EXHIBIT 23.1


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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Pep Boys - Manny, Moe & Jack on Form S-8 of our report dated March 13, 2003 (March 26, 2003 as to Note 14), appearing in the Annual Report on Form 10-K of The Pep Boys - Manny, Moe & Jack for the year ended February 1, 2003.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
July 1, 2003